Exhibit 99

Investor Relations Contact

Shane O'Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2025

Wilmington, MA – July 2, 2025 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its third quarter ended May 31, 2025 as compared to the corresponding period in the prior fiscal year:

Q3 2025 Financial Highlights

•
Consolidated revenues for the third quarter increased 1.2% to $610.8 million.
•
Operating income was $48.2 million, a decrease of 0.6%.
•
The quarterly tax rate increased to 25.7% compared to 22.9% in the prior year.
•
Net income increased to $39.7 million from $38.1 million in the prior year, or 4.3%.
•
Diluted earnings per share increased to $2.13 from $2.03 in the prior year, or 4.9%.
•
Adjusted EBITDA increased to $85.8 million compared to $84.8 million in the prior year, or 1.2%.

The Company's financial results for the third quarter of fiscal 2025 and 2024 included approximately $1.0 million and $3.9 million, respectively, of costs directly attributable to its customer relationship management (“CRM”) computer system and enterprise resource planning (“ERP”) projects. The Company refers to the CRM and ERP projects together as its “Key Initiatives”. The effect of these items on the third quarter of fiscal 2025 and 2024 combined to decrease:

•
Operating income and Adjusted EBITDA by $1.0 million and $3.9 million, respectively.
•
Net income by $0.7 million and $2.9 million, respectively.
•
Diluted earnings per share by $0.04 and $0.16, respectively.

Net income and diluted earnings per share also benefited from a $2.8 million gain on the sale of a non-operating property during the quarter. This gain was recorded to other (income) expense, net, but was excluded from Adjusted EBITDA.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “The results for our third quarter were largely in line with our expectations. It is rewarding to see our recent investments beginning to yield measurable returns, evidenced by gross margin improvement and more effective execution across the business. I want to sincerely thank all of our Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry. …all while living our mission of Serving the People Who do the Hard Work.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 0.9% to $533.2 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 1.1%.
•
Operating margin decreased to 6.9% from 7.0%.
•
Adjusted Core Laundry Operations' EBITDA margin was unchanged at 13.5%.

The costs we incurred related to the Key Initiatives were recorded to the Core Laundry Operations’ segment, and decreased both the Core Laundry Operations’ operating and Adjusted EBITDA margins for the third quarters of fiscal 2025 and 2024 by 0.2% and 0.7%, respectively.

The segment's operating and Adjusted EBITDA margins in the third quarter of fiscal 2025 were relatively consistent with the third quarter of the prior fiscal year. Both margin comparisons to the prior year continued to benefit from lower merchandise and production costs as a percentage of revenue but were offset by higher healthcare claims expense and approximately $5.7 million of expense related to advisory costs for a strategic matter and legal costs related to an employee matter in the third quarter of fiscal 2025.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and short-term investments totaled $211.9 million as of May 31, 2025.
•
Cash flows from operating activities were $196.5 million in the first nine months of fiscal 2025.
•
The Company repurchased $13.6 million of shares of Common Stock in the third quarter of fiscal 2025 and as of May 31, 2025 had $86.4 million remaining under its existing share repurchase authorization.

Financial Outlook

Mr. Sintros continued, “We are currently maintaining our annual revenue guidance within the range of $2.422 billion to $2.432 billion. However, we are raising our diluted earnings per share guidance to a range of $7.60 to $8.00. This adjustment reflects an updated assumption that our Key Initiative costs in fiscal 2025 will be approximately $7.5 million, revised from our previous estimate."

Please remember that fiscal year 2025 will consist of one less week of operations compared to fiscal year 2024, which included an additional week in its fourth fiscal quarter. Also, the guidance does not assume future share buybacks or unforeseen economic events.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company's current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision,” “approximate,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of elevated inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine and disruption in the Middle East, and their impact on our customers' businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers' compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a new enterprise resource planning computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weaknesses in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 31, 2024 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 31, 2024, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(In thousands, except per share data)	May 31, 2025	May 25, 2024	May 31, 2025	May 25, 2024
Revenues	$610,778	$603,328	$1,817,905	$1,787,564

Operating expenses:
Cost of revenues (1)	385,189	391,244	1,160,388	1,171,231
Selling and administrative expenses (1)	142,690	129,074	418,119	383,350
Depreciation and amortization	34,722	34,560	104,476	103,453
Total operating expenses	562,601	554,878	1,682,983	1,658,034

Operating income	48,177	48,450	134,922	129,530

Other (income) expense:
Interest income, net	(2,514)	(1,406)	(7,422)	(4,590)
Other (income) expense, net	(2,704)	522	(1,620)	1,813
Total other income, net	(5,218)	(884)	(9,042)	(2,777)

Income before income taxes	53,395	49,334	143,964	132,307
Provision for income taxes	13,715	11,277	36,720	31,468

Net income	$39,680	$38,057	$107,244	$100,839

Income per share – Basic:
Common Stock	$2.22	$2.12	$6.01	$5.61
Class B Common Stock	$1.78	$1.70	$4.80	$4.49

Income per share – Diluted:
Common Stock	$2.13	$2.03	$5.76	$5.38

Income allocated to – Basic:
Common Stock	$33,346	$31,962	$90,126	$84,716
Class B Common Stock	$6,334	$6,095	$17,118	$16,123

Income allocated to – Diluted:
Common Stock	$39,680	$38,057	$107,244	$100,839

Weighted average shares outstanding – Basic:
Common Stock	14,990	15,062	15,007	15,094
Class B Common Stock	3,557	3,590	3,563	3,590

Weighted average shares outstanding – Diluted:
Common Stock	18,607	18,705	18,633	18,738

(1)
Exclusive of depreciation on the Company's property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 31, 2025	August 31, 2024
Assets
Current assets:
Cash and cash equivalents	$211,910	$161,571
Short-term investments	—	13,505
Receivables, net	281,815	278,851
Inventories	148,847	156,908
Rental merchandise in service	227,580	237,969
Prepaid taxes	12,133	14,893
Prepaid expenses and other current assets	55,589	51,979
Total current assets	937,874	915,676
Property, plant and equipment, net	817,931	801,612
Goodwill	653,300	648,850
Customer contracts and other intangible assets, net	107,282	119,999
Deferred income taxes	851	833
Operating lease right-of-use assets, net	72,461	66,682
Other assets	170,328	142,761
Total assets	$2,760,027	$2,696,413
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$76,395	$92,509
Accrued liabilities	172,719	170,240
Accrued taxes	—	447
Operating lease liabilities, current	17,835	18,241
Total current liabilities	266,949	281,437
Long-term liabilities:
Accrued liabilities	124,366	123,401
Accrued and deferred income taxes	137,029	132,496
Operating lease liabilities	56,892	50,568
Total liabilities	585,236	587,902
Shareholders’ equity:
Common Stock	1,494	1,500
Class B Common Stock	355	359
Capital surplus	108,486	104,791
Retained earnings	2,088,873	2,025,505
Accumulated other comprehensive loss	(24,417)	(23,644)
Total shareholders’ equity	2,174,791	2,108,511
Total liabilities and shareholders’ equity	$2,760,027	$2,696,413

Detail of Operating Results

(Unaudited)

	Thirteen Weeks Ended May 31, 2025				Thirteen Weeks Ended May 25, 2024
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$533,188	$47,803	$29,787	$610,778	$528,454	$47,582	$27,292	$603,328
Revenue Growth %	0.9%	0.5%	9.1%	1.2%

Operating Income (1), (2)	$36,737	$10,915	$525	$48,177	$36,929	$11,373	$148	$48,450
Operating Margin	6.9%	22.8%	1.8%	7.9%	7.0%	23.9%	0.5%	8.0%

Adjusted EBITDA (1), (2)	$71,894	$12,402	$1,530	$85,826	$71,257	$12,552	$982	$84,791
Adjusted EBITDA Margin	13.5%	25.9%	5.1%	14.1%	13.5%	26.4%	3.6%	14.1%

(1)
The Company's financial results for the third quarter of fiscal 2025 and 2024 included approximately $1.0 million and $3.9 million, respectively, of costs directly attributable to its Key Initiatives.
(2)
The Key Initiatives' costs decreased both Core Laundry Operations' operating margin and Adjusted EBITDA margin for the third quarter of fiscal 2025 and 2024 by 0.2% and 0.7%, respectively.

	Thirty-Nine Weeks Ended May 31, 2025				Thirty-Nine Weeks Ended May 25, 2024
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$1,596,282	$138,160	$83,463	$1,817,905	$1,574,863	$135,713	$76,988	$1,787,564
Revenue Growth %	1.4%	1.8%	8.4%	1.7%

Operating Income (Loss) (3), (4)	$104,027	$30,515	$380	$134,922	$98,066	$33,391	$(1,927)	$129,530
Operating Margin	6.5%	22.1%	0.5%	7.4%	6.2%	24.6%	-2.5%	7.2%

Adjusted EBITDA (3), (4)	$210,312	$35,119	$3,273	$248,704	$200,657	$36,983	$675	$238,315
Adjusted EBITDA Margin	13.2%	25.4%	3.9%	13.7%	12.7%	27.3%	0.9%	13.3%

(3)
The Company's financial results for the first nine months of fiscal 2025 and 2024 included approximately $5.4 million and $10.0 million, respectively, of costs directly attributable to its Key Initiatives.
(4)
The Key Initiatives' costs decreased both Core Laundry Operations' operating margin and Adjusted EBITDA margin for the third quarter of fiscal 2025 and 2024 by 0.3% and 0.6%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	May 31, 2025	May 25, 2024
Cash flows from operating activities:
Net income	$107,244	$100,839
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	104,476	103,453
Share-based compensation	9,049	7,145
Accretion on environmental contingencies	960	948
Accretion on asset retirement obligations	602	721
Deferred income taxes	3,514	4,048
Gain on sale of property and equipment	(2,690)	—
Other	336	1,061
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(3,174)	(5,288)
Inventories	8,338	(13,101)
Rental merchandise in service	10,018	5,308
Prepaid expenses and other current assets and Other assets	(16,729)	(11,518)
Accounts payable	(16,668)	(5,118)
Accrued liabilities	(12,190)	(3,212)
Prepaid and accrued income taxes	3,395	7,726
Net cash provided by operating activities	196,481	193,012

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(5,374)	(203)
Capital expenditures, including capitalization of software costs	(109,823)	(121,937)
Purchases of investments	(14,734)	(24,581)
Maturities of investments	28,356	21,679
Proceeds from sale of assets	3,115	749
Net cash used in investing activities	(98,460)	(124,293)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	4	3
Taxes withheld and paid related to net share settlement of equity awards	(4,357)	(2,731)
Repurchase of Common Stock	(25,593)	(15,962)
Payment of cash dividends	(18,402)	(17,436)
Net cash used in financing activities	(48,348)	(36,126)

Effect of exchange rate changes	666	210

Net increase in cash and cash equivalents	50,339	32,803
Cash and cash equivalents at beginning of period	161,571	79,443
Cash and cash equivalents at end of period	$211,910	$112,246
(1)
Depreciation and amortization for the first nine months of fiscal 2025 and 2024 included approximately $12.7 million and $13.9 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company’s consolidated financial results in this press release, the Company also presents Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, further adjusted for share-based compensation expense and other items impacting the comparability of the Company’s underlying operating performance between periods. Adjusted EBITDA margin is defined as Adjusted EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company’s consolidated net income on a GAAP basis to Adjusted EBITDA and Adjusted EBITDA margin, are presented in the following table. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. Adjusted EBITDA and Adjusted EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables.

	Thirteen Weeks Ended May 31, 2025
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$533,188	$47,803	$29,787	$—	$610,778

Net income	$41,955	$10,915	$525	$(13,715)	$39,680
Provision for income taxes	—	—	—	13,715	13,715
Interest income, net	(2,514)	—	—	—	(2,514)
Depreciation and amortization	32,442	1,305	975	—	34,722
Share-based compensation expense	2,803	182	30	—	3,015
Gain on the sale of a non-operating property	(2,792)	—	—	—	(2,792)
Adjusted EBITDA	$71,894	$12,402	$1,530	$—	$85,826
Adjusted EBITDA Margin	13.5%	25.9%	5.1%		14.1%

	Thirteen Weeks Ended May 25, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$528,454	$47,582	$27,292	$—	$603,328

Net income	$37,813	$11,373	$148	$(11,277)	$38,057
Provision for income taxes	—	—	—	11,277	11,277
Interest income, net	(1,406)	—	—	—	(1,406)
Depreciation and amortization	32,716	1,035	809	—	34,560
Share-based compensation expense	2,134	144	25	—	2,303
Adjusted EBITDA	$71,257	$12,552	$982	$—	$84,791
Adjusted EBITDA Margin	13.5%	26.4%	3.6%		14.1%

	Thirty-Nine Weeks Ended May 31, 2025
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,596,282	$138,160	$83,463	$—	$1,817,905

Net income	$113,069	$30,515	$380	$(36,720)	$107,244
Provision for income taxes	—	—	—	36,720	36,720
Interest income, net	(7,422)	—	—	—	(7,422)
Depreciation and amortization	97,622	4,047	2,807	—	104,476
Share-based compensation expense	8,406	557	86	—	9,049
Gain on the sale of a non-operating property	(2,792)	—	—	—	(2,792)
Executive transaction costs	1,429	—	—	—	1,429
Adjusted EBITDA	$210,312	$35,119	$3,273	$—	$248,704
Adjusted EBITDA Margin	13.2%	25.4%	3.9%		13.7%

	Thirty-Nine Weeks Ended May 25, 2024
	Core Laundry	Specialty	First
(In thousands, except percentages)	Operations	Garments	Aid	Other	Total
Revenue	$1,574,863	$135,713	$76,988	$—	$1,787,564

Net income	$100,843	$33,391	$(1,927)	$(31,468)	$100,839
Provision for income taxes	—	—	—	31,468	31,468
Interest income, net	(4,590)	—	—	—	(4,590)
Depreciation and amortization	97,836	3,087	2,530	—	103,453
Share-based compensation expense	6,568	505	72	—	7,145
Adjusted EBITDA	$200,657	$36,983	$675	$—	$238,315
Adjusted EBITDA Margin	12.7%	27.3%	0.9%		13.3%